EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)



                                                            THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                        --------------------------              -----------------------
                                                  SEPT. 30, 1998       SEPT. 30, 1997       SEPT. 30, 1998      SEPT. 30, 1997
                                                 ----------------     ----------------     ----------------    ----------------
Net loss...................................      $ (7,229,723)        $  (1,059,218)       $   (9,042,909)     $   (1,955,804)
Dividends paid on preferred stock..........          (362,699)                  ---              (362,699)                ---
Dividends in arrears on preferred stock....          (159,685)                  ---              (213,960)                ---
Recognition of beneficial conversion
 feature of preferred stock................        (1,207,500)                  ---            (5,083,484)                ---
                                                 ------------------------------------------------------------------------------
Net loss available to common stockholders..      $  (8,959,607)       $  (1,059,218)       $  (14,703,052)     $   (1,955,804)
                                                 ==============================================================================

Weighted average common share outstanding..         9,034,175             7,562,500             8,760,604           7,562,500
Dilutive effect of common equivalent
 shares/(a)/..............................                ---                   ---                   ---                 ---
                                                 ------------------------------------------------------------------------------
Weighted average common share outstanding..         9,034,175             7,562,500             8,760,604           7,562,500
                                                 ==============================================================================

Net loss per common share /(b)/............      $       (.99)        $        (.14)       $        (1.68)     $         (.26)
-------------------------------------------      ==============================================================================


(a) Calculates the dilutive effect of outstanding stock options based upon the "Treasury Stock Method".

(b) As fully diluted earning per share and primary earnings per share are equal, only fully diluted earnings per share will be disclosed in the Form 10-QSB.